Exhibit 99.1


 Company: Jack Henry & Associates, Inc.   Analyst Contact:  Kevin D. Williams
          663 Highway 60, P.O. Box 807            Chief Financial Officer
          Monett, MO 65708                        (417) 235-6652

                                          IR Contact:  Jon Seegert
                                                  Director Investor Relations
                                                  (417) 235-6652

   FOR IMMEDIATE RELEASE
   ---------------------

           JACK HENRY & ASSOCIATES ANNOUNCES THE ACQUISITION OF THE
                  SERSYNERGY DIVISION OF SER SOLUTIONS, INC.

 Monett, MO  -  December 20, 2004 - Jack  Henry &  Associates, Inc.  (Nasdaq:
 JKHY), a leading provider of integrated computer systems and ATM/debit card/ACH transaction processing, today announced its purchase of the SERsynergy division of Virginia-based SER Solutions, Inc. SERsynergy[TM], the division's flagship product, is a market-leading intelligent document management (IDM) solution for financial institutions of all sizes. Terms of the transaction were not disclosed.

 SERsynergy is enabling more than 1,600 domestic and international financial institutions to further automate their processes by capturing, archiving, and immediately retrieving images of all forms of paper-based and electronic documents. The IDM solution empowers bank and credit union personnel to make better informed and more timely decisions by consolidating enterprise-wide information into one system and providing immediate desktop access to the archived information. The state-of-the-art system supports all forms of document content including COLD data, check images, signature cards, loan files, deposit agreements, emails, correspondence, and photo IDs. SERsynergy accommodates report data, statements, and customer documents regardless of system origin, format, or layout; and content searches can be conducted without using indexes, keywords, or Boolean operators.

 Unlike traditional document storage and retrieval systems, SERsynergy ensures data integrity and security by protecting the original data from being changed or manipulated in any way. This system also enforces compliance with regulatory requirements related to the ID storage and list-checking provisions of the USA Patriot Act, and the data security, integrity, and confidentiality provisions of the Gramm-Leach-Bliley Act.

 According to Tony L. Wormington, president of Jack Henry & Associates, "With the click of a button, SERsynergy delivers the business information needed to provide the service levels that bank customers and credit union members now expect. In addition to improving the productivity and effectiveness of service personnel, this IDM solution enables financial institutions to expand their self-service offerings with secure, Internet-based statement delivery and check image retrieval; and to reduce operating costs by eliminating microfiche, microfilm, and physical document storage requirements. SERsynergy can be quickly and easily implemented with seamless interfaces to existing systems, application databases, and Internet banking solutions. And the intuitive user interface allows financial institutions to maximize the system's benefits with minimal training, ongoing administration, and technical support."

 "The acquisition of the SERsynergy division of SER marks the eighth consecutive acquisition that will expand our offering of market-leading solutions that benefit our existing bank and credit union clients, while providing additional sales opportunities outside our client base," said Jack
 F. Prim, CEO of Jack Henry & Associates. "We believe SERsynergy is a competitively distinct solution that will further differentiate our product and service offerings, and support our clients' growth, service, operational, and profit goals."

 "This acquisition is projected to be slightly accretive to earnings this fiscal year and will continue to expand and increase benefits to our stockholders and customers in the future," reported Kevin D. Williams, CFO of Jack Henry & Associates. "We are confident this robust IDM solution will continue to generate high-demand within the financial industry, and provide considerable domestic and international growth potential based on the sales and cross-sales opportunities we have identified."


 About SER Solutions, Inc.

 SER Solutions, Inc. provides innovative software solutions that help companies achieve unprecedented efficiencies, maximize workplace productivity, and enhance customer service. Following the sale of its SERsynergy division, SER will continue to offer enterprise contact center solutions that increase agent productivity and improve quality of service, and intelligent data capture solutions that streamline document-intensive processes. The company is headquartered in Dulles, Virginia with operations in North America and Europe. Additional information about SER is available at www.ser.com.


 About Jack Henry & Associates

 Jack Henry & Associates, Inc. is a leading provider of integrated computer systems and processor of ATM/debit card/ACH transactions for banks and credit unions. Jack Henry markets and supports its systems throughout the United States, and has approximately 5,900 customers nationwide. For additional information on Jack Henry, visit the company's Web site at www.jackhenry.com.

 Statements made in this news release that are not historical facts are forward-looking information. Actual results may differ materially from those projected in any forward-looking information. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. Additional information on these and other factors, which could affect the Company's financial results, are included in its Securities and Exchange Commission (SEC) filings on Form 10-K, and potential investors should review these statements. Finally, there may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from any forward-looking information.

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